Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Fulton Financial Corporation:
We consent to the incorporation by reference in the registration statements (No. 333-05471, No. 333-05481, No. 333-44788, No. 333-81377, No. 333-64744, No. 333-76594, No. 333-76600, No. 333-76596, No. 333-107625, No. 333-114206, No. 333-116625, No. 333-121896, No. 333-126281, No. 333-131706, No. 333-135839, No. 333-145542, No. 333-168237, No. 333-175065, No. 333-189457, No. 333-128894 and No. 333-197728) on Form S-8 and on the registration statements (No. 333-37835, No. 333-61268, No. 333-123532, No. 333-130718, No. 333-156339, No. 333-189459, No. 333-189488, No. 333-156396, No. 333-197730 and No. 333-221393) on Form S-3 of Fulton Financial Corporation of our report dated March 1, 2019, with respect to the consolidated balance sheets of Fulton Financial Corporation as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 annual report on Form 10‑K of Fulton Financial Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 1, 2019